EX-99.B10b



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference in this Registration Statement of Jackson National Separate Account I on Form N-4 to our report dated February 5, 1999, relating to the financial statements of Jackson National Life Insurance Company for the year ended December 31, 1998, which appear in such Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 13, 2001